Ex 10.3

                         LINKSHARE MEMBERSHIP AGREEMENT
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IN ORDER TO BE AN AUTHORIZED MEMBER OF THE NETWORK, YOU MUST AGREE TO ABIDE BY
ALL OF THE TERMS AND CONDITIONS CONTAINED IN THIS NETWORK MEMBERSHIP AGREEMENT.
WE ASK THAT YOU PLEASE READ THIS AGREEMENT CAREFULLY BEFORE REGISTERING AND
USING THE LINKSHARE NETWORK(tm). FEEL FREE TO CONTACT US WITH ANY QUESTIONS AT
contact@linkcorp.net. BY CLICKING ON THE "ACCEPT" BUTTON AND USING THE LINKSHARE
NETWORK(tm) YOU INDICATE YOUR ACCEPTANCE OF THIS AGREEMENT AND ITS TERMS AND
CONDITIONS. IF YOU DO NOT ACCEPT THIS AGREEMENT, DO NOT USE THE LINKSHARE
NETWORK(tm).

NETWORK MEMBERSHIP AGREEMENT FOR SITE OWNERS

This Network Membership Agreement (the "Agreement") is made by and between
LinkShare Corporation, a Delaware corporation ("LinkShare"), and you, as a site owner participant in The LinkShare Network(tm) ("You" or "Partner").

BACKGROUND

A. LinkShare has developed and licenses a software product called LinkShare
Synergy(tm) which allows World Wide Web ("Web") site owners to collaborate in the marketing of goods and services on the Web.
B. LinkShare operates The LinkShare Network(tm) which is a service that is used in conjunction with the LinkShare Synergy(tm) software to facilitate electronic commerce and the building of business relationships on the Web.
C. You wish to participate in Offers (as hereinafter defined) posted on The
LinkShare Network(tm) (the "Service"). You do not work for, nor do you constitute, a government agency or body.
D. You understand that participation in the Service will involve establishing contractual arrangements with third parties.

TERMS AND CONDITIONS

In consideration of the promises set forth below, we agree as follows:

1. Limited License.

1.1 LinkShare grants to You a personal, nonsublicensable, nonexclusive license to participate in the Service. Title to and ownership of the Service shall be and at all times remain in LinkShare.
1.2 As part of the Service, You will have access to information, communications, software, photos, text, video, graphics, music, sounds, images and other material and services posted onto the Service by LinkShare, You and other participants (collectively, "Content"). LinkShare grants to You a personal,nonsublicensable, nonexclusive license to download one copy of that
Content from the Service to a single computer for purposes of viewing and browsing through the Content or to create a Qualifying Link (as hereinafter defined) or except as otherwise specified by LinkShare. All other use of the
Content, including but not limited to, modification, publication, transmission, participation in the transfer or sale of, reproduction, creation of derivative works from, distribution, performance, display, incorporation into another Web site, mirroring the Service, or in any other way exploiting any of the Content, in whole or in part, is prohibited without first obtaining LinkShare's consent.

2. The Service.

2.1 In consideration of your compliance with the terms and conditions of this
Agreement, LinkShare agrees to provide the Service to You. Use of the Service constitutes Your agreement with the terms and conditions of this Agreement. You shall not rent, sell, lease or otherwise transfer the Service for the benefit of a third party and You will not utilize the Service in a manner that violates applicable laws of Your jurisdiction. You do not work for, and do not constitute, a government agency or body.

2.2 LinkShare reserves the right, at its discretion, to change, modify, add or remove portions of this Agreement at any time. Notification of the changes in the Service or this Agreement will be posted on The LinkShare Network(tm), or sent via e-mail, or postal mail. LinkShare may change, suspend or discontinue any aspect of the Service at any time, including the availability of any Service feature, database or content. LinkShare may also impose limits on certain features and services or restrict Your access to parts or all of the Service without notice or liability.

2.3 IF THESE OPERATING RULES OR ANY FUTURE CHANGES ARE NOT ACCEPTABLE TO YOU OR
CAUSE YOU NO LONGER TO BE IN COMPLIANCE WITH THIS AGREEMENT, YOU MAY REMOVE
YOURSELF FROM THE LINKSHARE NETWORK(tm) BY SENDING AN E-MAIL TO
contact@linkcorp.net. YOUR CONTINUED USE OF THE SERVICE NOW, OR FOLLOWING THE
POSTING OF NOTICE OF ANY CHANGES IN THESE OPERATING RULES, WILL CONSTITUTE A
BINDING ACCEPTANCE BY YOU OF SUCH RULES, CHANGES OR MODIFICATIONS.

2.4 As part of the Service You will be entitled to act as a participant that advertises and links (a "Partner") to a participant's site that sells products and/or services (a "Merchant"). Your right to use the Service is subject to any limits established by LinkShare in its sole discretion.

2.5 Participating Merchants will be entitled to post on the Service offers and counter-offers to pay Partners a specified commission in return for certain advertising services leading to a Qualifying Link (collectively, "Offers"). As a
Partner, You will be entitled to counter and accept Offers (collectively,
"Responses"). You understand and agree that any Offer or Response you post on the Service shall be binding.

2.6 Provided that a Merchant uses the LinkShare Synergy(tm) software correctly and You install a link coded in accordance with the documentation provided by
LinkShare, for each sale of products or services (a "Transaction") to ultimate purchasers ("Customers") LinkShare, once a Qualifying Link has been achieved, will notify You quarterly the commission due to You.

2.7 A "Qualifying Link" is a link from Your site to a Merchant's site using a
URL provided by the Merchant for use in Service if it is the last link to the
Merchant's site that the Customer uses during a Session where a sale of a product or a service to that Customer occurs. A "Session" is the period of time beginning from a Customer's initial contact with Merchant's site via a link from the Partner's site and terminating when the Customer either returns to the
Merchant's site via a link from a site other than Your site or the agreements between You and other participants ("Engagements") expires or is terminated. All determinations of Qualifying Links and the commissions and other payments due will be made by LinkShare and will be final and binding on You.

3. Telephone Support.

LinkShare will provide reasonable telephone support as indicated on its Web site for the Service.

4. What the Service does NOT include.

4.1 You understand and agree that LinkShare shall have no responsibility or liability for any of the following which do not form part of the Service:
(a) Collecting any payments due to You from a Merchant or a Customer.
(b) The Offers, Responses, Content or other submissions from other participants in the Service.
(c) Dispute resolution.

5. Payments.

LinkShare reserves the right to charge for any services available on The
LinkShare Network(tm) which You request in addition to the Service provided.
LinkShare also reserves the right at any time to charge fees for access to the
Service or the Service as a whole. In the event that LinkShare so elects, it shall post a notice at the "Login" entry point to the Service or another appropriate location on LinkShare's Web site.

6. Registration and Engagement Terms.

6.1 As part of the registration process, You will select a password and a user name. You shall provide LinkShare with accurate, complete and updated registration information. You may not select a screen name of another person with the intent to impersonate that person.

6.2 You agree that LinkShare is the neutral host of the Service and has no responsibility or liability in relation to the arrangements and agreements that
You enter into with Merchants as part of Your use of the Service. You agree to indemnify, defend, and hold harmless The LinkShare Network(tm) and LinkShare
Corporation and its affiliates, officers, directors, employees and agents
(collectively, "LinkShare") from and against any and all liability, claims, losses, damages, injuries or expenses (including reasonable attorneys'
fees)directly or indirectly arising from or relating to any Offer, Response,
Engagement, and any dispute relating thereto.

6.3 You agree that LinkShare may rely on any data, notice, instruction or request furnished to LinkShare by You which is reasonably believed by LinkShare to be genuine and to have been sent or presented by a person reasonably believed by LinkShare to be authorized to act on Your behalf. You shall notify LinkShare at contact@linkcorp.net of any known or suspected unauthorized uses of Your account, or any known or suspected breach of security, including loss, theft or unauthorized disclosure of Your password. You shall be responsible for maintaining the confidentiality of Your password and you are responsible for all usage and activity on Your account, including use of the account by a third party authorized by You to use Your account. Any fraudulent, abusive or otherwise illegal activity may be grounds for termination by LinkShare and referral to the appropriate law enforcement agencies.

6.4 You acknowledge and agree that certain Engagements are made possible due to
LinkShare. As such, You will not and You will promptly notify LinkShare if asked by a Merchant You have contacted through LinkShare to enter into any advertising, collaborations or other commercial arrangements which, in your good faith opinion, are intended to take unfair advantage of the Service provided by
LinkShare.

6.5 LinkShare reserves the right to send e-mail to You for the purposes of informing you of applicable Offers, changes or additions to the Service or any
LinkShare related products and services.

6.6 You agree that LinkShare is an intended third party beneficiary.

7. Submitting Information.

7.1 You represent to LinkShare that all Content you upload to the Service is solely owned by You or provided by You with the express authority of the owners,does not infringe upon any other individual's or organization's rights
(including, without limitation, intellectual property rights). By submitting
Content to any "Public Area" (e.g. public chat rooms, bulletin boards, etc.) You automatically grant to LinkShare a royalty-free, perpetual, irrevocable, non-exclusive right and license to use, reproduce, sell, modify, adapt, publish,translate, create derivative works from, distribute, perform and display such Content (in whole or part) worldwide and/or to incorporate it in other works in any form, media, or technology now known or later developed for the full term of any rights that may exist in such Content. Although LinkShare provides some encryption to protect certain personal information which is transmitted, You understand that Your uploads and transmissions may be intercepted and used, and that all the risk associated therewith is solely
Yours.

7.2 You shall not upload to, or distribute or otherwise publish through the
Service any Content which is libelous, defamatory, obscene, pornographic, abusive, or otherwise violates any law. As LinkShare does not and cannot review every message posted by You, You shall remain solely responsible for the content of Your messages.

7.3 LinkShare reserves the right to disclose information about sales and usage generated by the Service in forms that do not reveal Your personal identity.

8. Unsolicited Submissions.

8.1 LinkShare welcomes comments regarding the Service. However, LinkShare's policy is not to accept or consider creative ideas, suggestions, or materials other than those it has specifically requested. We hope that You will understand that it is the intent of this policy to avoid misunderstandings when projects developed by LinkShare's very productive staff are similar to someone else's creative work. Accordingly, You agree not to send any such ideas to LinkShare.
LinkShare requests that You be specific in Your comments on the Service and not submit any creative ideas, suggestions or materials.

8.2 If, despite the above, You send us creative suggestions, ideas, notes, drawings, concepts or other information (collectively "Information"), the
Information shall be deemed, and shall remain, the property of LinkShare. None of the Information shall be subject to any obligation of confidentiality on the part of LinkShare and LinkShare shall not be liable or owe any compensation for any use or disclosure of the Information.

9. Proprietary Information. You acknowledge that, in the course of using the
Service you will obtain information relating to the Service and/or to LinkShare
("Proprietary Information"). Such Proprietary Information shall belong solely to
LinkShare and includes, but is not limited to, the features and mode of operation of the Service. In regard to this Proprietary Information You agree not to use (except as expressly authorized by this Agreement) or disclose
Proprietary Information without the prior written consent of LinkShare, or unless such Proprietary Information becomes part of the public domain without breach of this Agreement by You.

10. Disclaimers.

10.1 The Service, its use and the results of such use are provided "as is." Some links in the Service lead to sites maintained by individuals or organizations other than LinkShare over whom LinkShare has no control. LinkShare provides these links merely as a convenience to you, and the inclusion of any link does not imply any endorsement by LinkShare of the linked sites, their content or owners. TO THE FULLEST EXTENT PERMISSABLE PURSUANT TO APPLICABLE LAW, LINKSHARE
DISCLAIMS ALL WARRANTIES EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO,
IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, IN
RELATION TO THE SERVICE, ITS USE, THE RESULTS OF SUCH USE, LINKS AND LINKED
SITES. WITHOUT LIMITING THE FOREGOING, LINKSHARE SPECIFICALLY DISCLAIMS ANY
WARRANTY (A) THAT THE FUNCTIONALITY WILL BE UNINTERRUPTED OR ERROR-FREE, (B)
THAT DEFECTS WILL BE CORRECTED, (C) THAT THERE ARE NO VIRUSES OR OTHER HARMFUL
COMPONENTS, (D) THAT THE SECURITY METHODS EMPLOYED WILL BE SUFFICIENT, OR (E)
REGARDING CORRECTNESS, ACCURACY, OR RELIABILITY. APPLICABLE LAW MAY NOT ALLOW
THE EXCLUSION OF IMPLIED WARRANTIES SO THE ABOVE EXCLUSION MAY NOT APPLY TO YOU.

10.2 LinkShare makes no representations whatsoever about any other website which you may access through the Service. When you access a non-LinkShare website, please understand that it is independent from LinkShare, and that LinkShare has no control over the content on that website. In addition, a link to a
non-LinkShare website does not mean that LinkShare endorses or accepts any responsibility for the content or the use of such website. It is up to you to take precautions to ensure that whatever you select for your use is free of such items as viruses, worms, trojan horses and other items of a destructive nature.

11. Limitation Of Remedies And Liability.

11.1 THE MAXIMUM AGGREGATE LIABILITY OF LINKSHARE WITH RESPECT TO THE SERVICE,
YOUR USE AND THE RESULTS OF YOUR USE UNDER ANY CONTRACT, NEGLIGENCE, STRICT
LIABILITY OR OTHER THEORY WILL BE LIMITED EXCLUSIVELY TO REPAIR OR REPLACEMENT
OR, IF REPLACEMENT IS INADEQUATE AS A REMEDY OR, IN LINKSHARE'S OPINION,
IMPRACTICAL, TO A REFUND OF PAYMENTS RECEIVED FROM YOU DURING THE THIRTY DAY
PERIOD PRIOR TO THE DATE THE LIABILITY AROSE. IF THE SERVICE OMITS ANY OF YOUR
INFORMATION OR IF YOUR INFORMATION CONTAINS ERRORS, YOUR SOLE REMEDY FOR SUCH
ERROR AND OMISSION SHALL BE FOR LINKSHARE TO CORRECT SUCH ERRORS OR OMISSIONS.

11.2 LINKSHARE SHALL NOT BE LIABLE FOR (I) ANY INDIRECT, SPECIAL, INCIDENTAL OR
CONSQUENTIAL DAMAGES ARISING OUT OF THE USE OF OR INABILITY TO USE THE LINKSHARE
WEBSITE, SERVICE OR ANY INFORMATION PROVIDED ON LINKSHARE'S WEBSITE OR ANY OTHER
HYPERLINKED WEBSITE, INCLUDING WITHOUT LIMITATION, ANY LOST PROFITS, BUSINESS
INTERRUPTION, LOSS OF PROGRAMS OR OTHER DATA ON YOUR INFORMATION HANDLING SYSTEM
OR OTHERWISE, EVEN IF LINKSHARE OR A LINKSHARE AUTHORIZED REPRESENTATIVE HAS
BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR (II) ANY CLAIM ATTRIBUTABLE
TO ERRORS, OMISSIONS OR OTHER INACCURACIES IN THE WEBSITE OR ANY HYPERLINKED
WEBSITE. BECAUSE SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF
INCIDENTAL OR CONSEQUENTIAL DAMAGES, THE ABOVE EXCLUSION MAY NOT APPLY TO YOU.
IN SUCH JURISDICTIONS, LINKSHARE'S LIABILITY IS LIMITED TO THE GREATEST EXTENT
PERMITTED BY LAW. THIS PARAGRAPH WILL SURVIVE THE FAILURE OF ANY EXCLUSIVE OR
LIMITED REMEDY.

11.3 The obligations of LinkShare are solely corporate obligations, no affiliate, stockholder, director, officer, employee, consultant or agent of
LinkShare shall be subject to any personal liability whatsoever to You or any of its affiliates, stockholders or creditors or any other person or entity, nor will any such claim be asserted (directly, derivatively or otherwise) by or on behalf of You or any of Your successors and assigns.

12. Termination.

12.1 You may terminate Your account at any time by sending an e-mail to
contact@linkcorp.net. Upon termination, your access to the Service will be suspended within ten (10) days. You are responsible for all actions and charges incurred up to the time that the account is deactivated.

12.2 LinkShare may, in its sole discretion, terminate or suspend Your access to all or part of the Service for any reason, including without limitation, breach of this Agreement, or assignment of this Agreement by You.

12.3 Upon termination, You shall no longer be entitled to use the Service and the licenses granted hereunder shall terminate and You shall immediately return or destroy all Proprietary Information, but the terms of this Agreement will otherwise remain in effect.

13. Nonassignability.

Neither the rights nor the obligations arising under this Agreement are assignable or transferable by You, and any such attempted assignment or transfer shall be void and without effect. LinkShare may assign this Agreement to any successor, affiliate or assign.

14. Controlling Law and Severability.

The Service is controlled and operated from its offices within the State of New
York. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of law provisions.
In the event of any dispute concerning the Service, or any matter related to this Agreement, You agree that the litigation shall be in state or federal courts in New York City. In the event that any of the provisions of this
Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

15. Entire Agreement.

This Agreement constitutes the entire agreement between LinkShare and You pertaining to the subject matter hereof, and any and all written or oral agreements heretofore existing between the parties hereto are expressly cancelled. Any modifications of this Agreement must be in writing and signed by both parties hereto.

16. Export.

You shall not remove or export from the United States or reexport from anywhere any part of the Service or any direct product thereof to Cuba, Libya, North
Korea, Iran, Iraq or Rwanda or to any Group D:1 or E:2 country (or any national of such country) specified in the then current Supplement No. 1 to part 740 of the U.S. Export Administration Regulations (or any successor supplement or regulations) or otherwise except in compliance with and with all licenses and approvals required under applicable export laws and regulations, including without limitation, those of the U.S. Department of Commerce.

17. BASIS OF BARGAIN.

EACH PARTY RECOGNIZES AND AGREES THAT THE WARRANTY DISCLAIMERS AND LIABILITY AND
REMEDY LIMITATIONS IN THIS AGREEMENT ARE MATERIAL BARGAINED FOR BASES OF THIS
AGREEMENT AND THAT THEY HAVE BEEN TAKEN INTO ACCOUNT AND REFLECTED IN
DETERMINING THE CONSIDERATION TO BE GIVEN BY EACH PARTY UNDER THIS AGREEMENT AND
IN THE DECISION BY EACH PARTY TO ENTER INTO THIS AGREEMENT.

18. Force Majeure.

Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder on account of strikes, shortages,riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action labor conditions, earthquakes or any other cause which is beyond the reasonable control of such party.

19. Jurisdictional Issues

Information LinkShare publishes on the Web may contain references or cross references to LinkShare's products, programs and services that are not announced or available in you country. Such references do not imply that LinkShare intends to announce such products, programs or services in your country. Except as described otherwise, all materials in LinkShare's site are made available only to provide information about LinkShare.
LinkShare controls and operates its site from its offices in the state of New
York, United States of America and makes no representations or warranties that these materials are appropriate or available for use in other locations, and access to them from territories where other locations, you are responsible for compliance with applicable local laws.
Any claim relating to the materials in the LinkShare website shall be governed by the internal substantive laws of the state of New York.

Official Correspondence must be sent via postal mail to:
95 Horatio Street, Suite 107, New York, New York 10014, USA.

LINKSHARE, LINKSHARE SYNERGY(tm) and THE LINKSHARE NETWORK(tm) are trademarks of
LinkShare Corporation. Other product and company names mentioned herein may be the trademarks of their respective owners.

/S/ PATTY HACKLER

                                                     AUTHORIZED SIGNATURE

                                                     LINKSHARE CORPORATION